Exhibit 10.1
TRANSITION AND RELEASE AGREEMENT
This Transition and Release Agreement (“Agreement”) is made and entered into between Brian Giambattista (“Employee”) and Varex Imaging Corporation (“Varex” or the “Company”) (collectively the “Parties,” and one of the Parties a “Party”) on January 10, 2023 (the “Effective Date”).
RECITALS
1.WHEREAS, Employee is employed by Varex as Senior Vice President and General Manager, Detectors (“SVP and GM”); and
2.WHEREAS, Employee will continue to be employed and work in his current capacity until March 31, 2023 (the “Transition Date” and the period between the Effective Date and the Transition Date being the “Transition Period”), and then as a non-executive employee until February 28, 2025 (the “Separation Date” and the period between the Transition Date and the “Separation Date” being the “Continued Employment Period”); and
3.WHEREAS, the Parties wish to enter into this Agreement to outline the terms and conditions of Employee’s employment during the Continued Employment Period; and
4.WHEREAS, Employee and Varex wish to fully and finally settle all issues, differences, and claims, whether potential or actual, between Employee and Varex, including, but not limited to, any claims that might arise out of Employee’s employment with Varex or the end of Employee’s employment with Varex.
AGREEMENT
NOW THEREFORE, in consideration of the recitals stated above and the mutual promises made below and in the exhibits attached hereto, the Parties agree as follows:
1.RECITALS. The Parties acknowledge that the “RECITALS” clauses preceding this Section 1 are true and correct and hereby incorporated herein by this reference as material parts and definitions of this Agreement.
2.CONTINUED EMPLOYMENT. During the Continued Employment Period, Employee will report to Sunny Sanyal, Chief Executive Officer and perform the functions and duties as requested by Mr. Sanyal to the best of his abilities. In addition, until the Separation Date, Employee agrees to act in the best interests of Varex and in accordance with Varex policies and procedures, and to assist Varex as requested, including responding to questions, providing information and cooperatively transitioning his duties and on-going projects to others at Varex.
3.CONSIDERATION. In exchange for Employee executing and not revoking or rescinding this Agreement, as described in Section 16, and provided that Employee’s employment has not terminated prior to the Separation Date and Employee executes and does not revoke or rescind a Second Release (attached hereto as Exhibit A) on the Separation Date, Employee will receive the following consideration during the Continued Employment Period:
(a)    Base Salary and Benefits. During the Transition Period, Employee will continue to be paid at his current salary as of the Effective Date. During the Continued Employment Period, Employee will receive half his annual salary as of the Transition Date, to be
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paid on the Company’s normal payroll dates (collectively the “Pay Continuation”). However, no Pay Continuation or other benefits under this Agreement will be provided unless and until this Agreement becomes Effective, as defined below.
(b)    Benefits and Vesting. During the Transition Period, Employee will be eligible for all benefits for which he is eligible as of the Effective Date, including health insurance (provided however that such participation shall be on taxable basis to the extent necessary to avoid adverse tax consequences to Employee or other participants under the plan), participation in the Company’s Deferred Compensation Plan and the Varex Management Incentive Plan as previously approved by the Varex Compensation and Management Development Committee (provided that Employee will be eligible for a Management Incentive Plan payout for fiscal year 2023 that is pro-rated for the duration of the Transition Period and payable on the date that other Management Incentive Plan payouts for fiscal year 2023 are paid). During the Continued Employment Period, Employee will continue to be eligible for continued health insurance coverage (provided however that such participation shall be on taxable basis to the extent necessary to avoid adverse tax consequences to Employee or other participants under the plan) and other benefits generally available to non-executive employees, but will not be eligible for participation in an appropriate annual incentive plan. However, no Pay Continuation or other benefits under this Agreement will be provided unless and until this Agreement becomes Effective, as defined below. Employee agrees and understands that Employee shall be eligible for continued vesting in equity awards granted prior to the Transition Period until the Separation Date (with settlement of any restricted stock units to be made in all cases on the regularly scheduled vesting/settlement dates of the applicable award), provided he complies with this Agreement and the Second Release and otherwise does not violate any provision in the Varex 2017 Omnibus Stock Plan, the Varex 2020 Omnibus Stock Plan, or the applicable equity grant agreements, or violate in any material way Varex policies and procedures. Employee acknowledges that he will not be eligible to receive equity grants in fiscal year 2023 or thereafter, and at the start of the Transition Period will not be subject to the Company’s equity holding requirements applicable to officers of the Company.
(c)    Change in Control Agreement and D&O Coverage. Employee’s Change in Control Agreement with Varex will remain in effect, and Employee will be covered under Varex’s Directors and Officers insurance policy until the Transition Date.
(d)     Taxes. Tax and other applicable withholdings will be applied to the payments described in this Section 3 as required by law, including the continuation of health insurance coverage. Each payment under this Agreement will be treated as a separate payment for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). In the event that any payment or benefit hereunder (i) constitutes nonqualified deferred compensation subject to (and not exempt from) Section 409A, (ii) is determined to be payable upon Employee’s separation from service (within the meaning of Section 409A) and (iii) Employee is deemed at the time of such separation to be a “specified” employee under Section 409A, then such payment or benefit shall not be made or commence until the earliest of (x) the expiration of the six (6)-month period measured from the date of Employee’s separation from service; or (y) the date of Employee death following such separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Employee under Section 409A in the absence of such deferral. Upon the expiration of the applicable deferral period, any compensation or benefits which would have otherwise been paid during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to Employee or his beneficiary in one lump sum.
(e)    No Obligation. Employee agrees and understands that he would not otherwise be entitled to the consideration described in this Section 3 or in the Second Release absent Employee’s execution of this Agreement and the Second Release. Except as provided in
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the Second Release, all other benefits and compensation to Employee will end on the Separation Date.
4.TERMINATION. This Agreement, and Varex’s obligations thereunder, may be terminated by Varex at any time for Cause. For purposes of this Section, “Cause” means any of the following: (1) Employee’s breach of this Agreement, (2) a material violation of Company policy or procedure, or applicable law, (3) repeated failure to perform applicable job responsibilities as assigned either during the Transition Period or the Continued Employment Period, (4) any other form of “misconduct” (as described in the Company’s U.S. Corrective Action Procedure), or (5) public statements by Employee regarding Varex that are inappropriate, misleading or false, or could reasonably have an adverse effect on the reputation or good will of Varex. Materiality shall be determined in Varex’s reasonable discretion. Should a good cause termination occur, Varex will cease providing any compensation or benefits to Employee, unless a benefit has already vested as of the date of termination. Compensation or benefits paid prior to the date of termination will not be affected.
5.RELEASE.
(a)General Release. In consideration of the benefits being provided to him above, Employee, for himself, his attorneys, heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges Varex, all parent, subsidiary and/or affiliated companies, as well as its and their successors, assigns, officers, owners, directors, agents, representatives, attorneys and employees (all of whom are referred to throughout this Agreement as “Varex” or the “Company”), of and from all claims, demands, actions, causes of action, suits, damages, losses and expenses, of any and every nature whatsoever, as a result of actions or omissions occurring through the effective date of this Agreement. Specifically included in this waiver and release are, among other things, any and all claims based on, arising out of, or related to Employee’s employment or other relationship with Varex; any claims for physical or emotional injuries; claims for violation of federal, state or local laws that prohibit harassment, discrimination, or retaliation on the basis of race, national origin, religion, gender, age, marital status, bankruptcy status, disability, perceived disability, ancestry, sexual orientation, family and medical leave, or any other form of harassment, discrimination, or retaliation or related causes of action; statutory or common law claims of any kind, including but not limited to those arising under:
i.Title VII of the Civil Rights Act of 1964, the Americans with Disability Act of 1990, as amended, the Family and Medical Leave Act (29 U.S.C. § 2601 et. seq.), the California Family Rights Act (Cal. Govt. Code § 12945.2 et. seq.), the California Fair Employment and Housing Act (Cal. Govt. Code § 12900 et. seq.), the California Healthy Workplaces, Healthy Families Act (Cal. Labor Code § 245 et. seq.), and the California Kin Care Law (Cal. Labor Code § 233 et. seq.);
ii.Any statutory provision regarding harassment/ retaliation/ discrimination, including retaliation prohibited by Labor Code §§ 1102.5, 232.5, and 132(a), the Occupational Safety and Health Act, as amended, the Sarbanes-Oxley Act of 2002 and all claims under the California Government Code;
iii.Contract, tort, and property rights, breach of contract, breach of implied-in-fact contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, invasion of privacy, unfair competition, misrepresentation, defamation, wrongful termination, tortious infliction of emotional distress (whether intentional or negligent), breach of fiduciary duty, violation of public policy, or any other common law claim of any kind whatsoever;
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iv.Any claim for damages or declaratory or injunctive relief of any kind;
v.Any common law claims whatsoever, claims for equity, stock options or any other benefits; and
vi.Any amounts allegedly due as wages, benefits, sick or COVID pay, penalties, interest or damages and all claims under the California Labor Code and Wage Order as a result of an employment relationship with any of the Released Parties.
vii.Nothing in this Agreement is intended to waive claims for: (i) workers’ compensation, (ii) unemployment insurance benefits, (iii) Consolidated Omnibus Budget Reconciliation Act (“COBRA”) benefits, (iv) vested rights under any pension, 401(k) or ERISA-covered employee benefit plans provided by Varex as applicable on the date Employee signs this Agreement, or (v) those matters which cannot be released by private agreement.
Employee also agrees not to participate in any class, collective, representative, or group action that may include any of the claims released above, and will affirmatively opt out of any such class, collective, representative or group action.
(b)Waiver of Section 1542 of the California Civil Code. Employee expressly waives any and all rights and benefits conferred upon him by Section 1542 of the California Civil Code, which states as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Accordingly, Employee knowingly, voluntarily and expressly waives any rights and benefits arising under Section 1542 of the California Civil Code and any other statute or principle of similar effect.
(c)     ADEA Release. Employee specifically agrees and acknowledges:
i.That his waiver of rights under this Agreement includes a release of all claims relating to his age and is knowing and voluntary as required under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et. seq. (“ADEA”) and the Older Workers Benefit Protection Act (“OWPA”).
ii.That he understands the terms of this Agreement;
iii.That he is hereby advised in writing to consult with an attorney prior to executing this Agreement;
iv.That the Company has given him a period of up to twenty-one (21) days within which to consider this Agreement;
v.That his waiver under this Agreement is in exchange for consideration that he is not otherwise entitled to;
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vi.Any changes or amendments to this Agreement, whether material or immaterial, will not restart the 21-day consideration period described above;
vii.That, following his execution of this Agreement, he has seven (7) days in which to revoke his agreement to this Agreement by notifying Varex at the address provided in Paragraph 18, and that, if he chooses not to so revoke, the Agreement shall then become effective and enforceable and the payment listed above shall then be made to him in accordance with the terms of this Agreement;
viii.This Agreement does not release ADEA and OWPA claims occurring after the date of signing.
In the event Employee signs this Agreement and returns it to the Company in less than the twenty-one (21) day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.
6.NO OTHER CLAIMS. Employee represents that he has not filed, nor assigned to others the right to file, nor are there currently pending, any complaints or lawsuits against Varex with any court, and that he will not file, or assign to others the right to file, or make any further claims against Varex at any time for actions taken up to and including the date Employee executes this Agreement. Additionally, Employee acknowledges that, other than the consideration provided for in this Agreement, he has been properly paid all wages, salary, bonus, severance benefits, vacation pay, and expenses. Employee also acknowledges that, as of the date he has signed this Agreement, he has not suffered any on the job injury for which he has not already filed a claim. However, nothing in this Agreement prevents Employee from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the Securities and Exchange Commission, the Occupational Safety and Health Commission or any other federal, state or local agency charged with the enforcement of any laws, including providing documents or other information, although by signing this Agreement, Employee is waiving his right to recover any individual relief (including back pay, front pay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by him or on his behalf by any third party, except for any right Employee may have to receive a payment from a government agency (and not the Company) for information provided to the government agency.
7.PROPRIETARY INFORMATION. Employee acknowledges and affirms that on or about the first day of his employment with Varex, he signed a Proprietary Information and Inventions Agreement in the Company’s standard form. Also in exchange for the consideration provided above, Employee acknowledges that in his position with Varex, he obtained confidential business and proprietary information regarding Varex. He agrees that he will remain bound by the terms of the Proprietary Information and Inventions Agreement that he entered into, unless such terms conflict with this Agreement or the Second Release, in which case this Agreement or the Second Release will supersede the terms of the Proprietary Information and Inventions Agreement. Employee agrees that he has not made and will not make any such information known to any member of the public. In addition, Employee agrees that he will return to Varex all confidential and proprietary information and all other Company property, as well as all copies or excerpts of any property, files or documents obtained as a result of his employment with Varex, upon request by Varex. This paragraph is not intended to preclude Employee from testifying truthfully in any court of law or being fully and candidly involved in an investigation or proceedings before a governmental agency, although Employee agrees that he will testify as to Varex matters only if served with a lawfully executed subpoena.
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8.NON-DISPARAGEMENT; NON-SOLICITATION; NON-COMPETITION.
    (a)    Non-Disparagement. Employee agrees that he has not and will not at any time make statements to customers and suppliers of Varex or to other members of the public that are in any way disparaging or negative towards Varex, Varex’s products or services, or Varex’s representatives or employees. However, this provision does not prohibit Employee from fully and candidly discussing employment matters with a governmental agency or financial auditors. With respect to employment references that arise after the parties’ employment relationship ends, Varex will respond to reference requests from potential employers regarding Employee by providing information stating the dates of employment and the position held by Employee. To facilitate such response, Employee agrees to direct potential employers to contact the Company’s Chief Legal Officer/General Counsel.
    (b)    Non-Solicitation of Varex Employees. Employee maintains a duty of loyalty to the company during the Transition Period and Continued Employment Period. During the Transition Period and Continued Employment Period, Employee will not, directly or indirectly, solicit, recruit or hire any employee or contractor of Varex or any of its subsidiaries or other affiliates to work for Employee or any third party other than Varex or engage in any activity that would cause any employee or contractor to violate any agreement with Varex or any of its subsidiaries or other affiliates.
    (c)    Non-Solicitation of Varex Customers and Suppliers.  Employee maintains a duty of loyalty to the company during the Transition Period and Continued Employment Period. During the Transition Period and Continued Employment Period, Employee will not, directly or indirectly, solicit, entice or induce any Customer or Supplier (as defined below) of Varex or any of its subsidiaries or other affiliates to become a Customer or Supplier of any other person or entity engaged in any competitive activity, or to cease doing business with Varex, and Employee will not assist any person or entity in taking any such action.  For purposes of this Agreement, (x) a “Customer” of Varex means any person, corporation, partnership, trust, division, business unit, department or agency which, as of the beginning of the Continued Employment Period or within one (1) year prior thereto, shall be or shall have been a customer, distributor or agent of Varex or any of its subsidiaries or other affiliates or shall be or shall have been contacted by Varex or any of its subsidiaries or other affiliates for the purpose of soliciting it to become a customer, distributor or agent of Varex, and (y) a “Supplier” of Varex means any person, corporation, partnership, trust, division, business unit, department or agency which, at the time of determination or within one (1) year prior thereto, shall be or shall have been a supplier, vendor, manufacturer or developer for any product or significant component, design or software used in any product or service of Varex or any of its subsidiaries or other affiliates.
    (d)    Non-Competition. Employee maintains a duty of loyalty to the company during the Continued Employment Period. During the Continued Employment Period and Transition Period, Employee agrees that he will not, whether alone or as an individual proprietor, partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, directly or indirectly, engage in any business activity that competes with any business conducted by Varex or any of its subsidiaries or other affiliates, or that competes with any business planned by Varex or any of its subsidiaries or other affiliates at any time during the period of Employee employment with Varex through the Separation Date, nor otherwise assist such company or other commercial enterprise in engaging in such business activity.
9.NON-ADMISSION OF LIABILITY OR WRONGFUL CONDUCT. Neither this Agreement nor the Second Release shall be construed as an admission by Varex of any liability or acts of wrongdoing or discrimination, nor shall it be considered to be evidence of such liability, wrongdoing or discrimination.
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10.COOPERATION. Employee agrees to cooperate with Varex regarding any pending or subsequently filed litigation, claims or other dispute items involving Varex that relate to matters within the knowledge or responsibility of Employee during his employment with Varex. Without limiting the foregoing, Employee agrees (i) to meet with Varex representatives, its counsel or other designees at mutually convenient times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding same to any court, agency or other adjudicatory body; and (iii) to provide Varex with notice of contact by any adverse party or such adverse party’s representative except as may be required by law. Varex will reimburse Employee for all reasonable expenses in connection with the cooperation described in this paragraph.
11.CONFIDENTIALITY. The nature and terms of this Agreement and the Second Release are strictly confidential and they have not been and shall not be disclosed by Employee at any time to any person other than his lawyer, his accountant, a governmental agency or his immediate family without the prior written consent of an officer of Varex, except as necessary in any legal proceedings directly related to the provisions and terms of this Agreement or the Second Release, to prepare and file income tax forms or pursuant to court order after reasonable notice to Varex. Should Employee share information about or within this Agreement or the Second Release with his immediate family, he agrees that he will ensure that they agree to the confidentiality language in this paragraph. However, nothing in this Agreement prevents employee or the Company from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct either party has reason to believe is unlawful.
12.GOVERNING LAW. This Agreement shall be interpreted under the laws of the State of California.
13.SEVERABILITY. The provisions of this Agreement are severable, and if any part of this Agreement except Section 5 or 6 is found by a court of law to be unenforceable, the remainder of the Agreement will continue to be valid and effective. If Section 5 or 6 is found to be unenforceable, the parties agree to seek a determination by the court as to the rights of the parties, including whether Employee is entitled to retain the consideration paid to him under the Agreement.
14.SOLE AND ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties, except for the obligations contained in the Proprietary Information and Inventions Agreement, unless any term of the Proprietary Information and Inventions Agreement conflicts with the terms of this Agreement or the Second Release, in which case this Agreement and the Second Release will supersede the Proprietary Information and Inventions Agreement. Any other prior agreements between or directly involving the parties to the Agreement are superseded by the terms of this Agreement and thus are rendered null and void. Any amendment to this Agreement must be in writing, signed by the parties hereto, and stating the intent of the parties to amend this Agreement.
15.NO OTHER PROMISES. Employee affirms that the only consideration for him signing this Agreement is that set forth in Section 3, that no other promise or agreement of any kind has been made to or with him by any person or entity to cause him to execute this document, and that he fully understands the meaning and intent of this Agreement, including but not limited to, its final and binding effect. In addition, Employee affirms that, other than the consideration in this Agreement, he will not be entitled to any Company-sponsored benefit, plan or property unless such benefit, plan or property is a vested benefit or required by law. Any amendment to this Agreement must be in writing, signed by the parties hereto, and stating the intent of the parties to amend this Agreement.
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16.TIME TO CONSIDER AND SEEK LEGAL ADVICE. Through this clause of the Agreement, Varex advises Employee to consult with an attorney in regard to this situation, including whether to sign this Agreement. Employee acknowledges that he has been given twenty-one (21) days from the time that he receives this Agreement to consider whether to sign it, although he may choose to sign it earlier. Employee agrees that if he chooses to sign this Agreement before the end of this twenty-one (21) day period, it is because he freely chose to do so after carefully considering its terms. Additionally, Employee shall have seven (7) days from the date he signs this Agreement to change his mind and revoke or rescind the Agreement. Such revocation must be in writing and delivered to the Company’s Chief Legal Officer/General Counsel by mail at the Company’s headquarters and by email to legal@vareximaging.com.
If Employee exercises his right to revoke or rescind the release of claims under the ADEA, Varex may, at its option, either nullify this Agreement in its entirety, or keep it in effect in all respects other than as to that portion of the release of claims that Employee has revoked. Employee agrees and understands that if Varex chooses to nullify the Agreement in its entirety, Varex will have no obligations under this Agreement.
    If Employee does not revoke or rescind this Agreement within seven (7) days of his signing, this Agreement will become final and binding on the day following such seven (7) day period (the “Effective” date of the Agreement). If Employee accepts this Agreement, he agrees that, upon execution, he will deliver a signed copy of this Agreement to the Company’s Chief Legal Officer/General Counsel.
17.LEGALLY BINDING AGREEMENT. Employee understands and acknowledges (1) that he has read and understands this Agreement; (2) that by signing this Agreement, he acknowledges that he is voluntarily entering into the Agreement and is thereafter barred from instituting claims against Varex in the manner and to the extent set forth in Section 5 and Section 6 above; and (3) that this Agreement is final and binding.
[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties have executed this Agreement by their signatures below.

Date: January 10, 2023	/s/ Brian Giambattista
Brian Giambattista For Varex Imaging Corporation:
Date: January 10, 2023	/s/ Sunny Sanyal
Sunny Sanyal, Chief Executive Officer

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EXHIBIT A
SECOND RELEASE OF CLAIMS
This Second Release of Claims (the “Second Release”) is made and entered into between Brian Giambattista (“Employee”) and Varex Imaging Corporation (“Varex”) (collectively the “Parties,” and any one of the Parties, a “Party”) on ______________, 20__.
RECITALS
A.WHEREAS, on January 10, 2023, Employee and Varex entered into a Transition and Release Agreement (the “Agreement”); and
B.WHEREAS, Employee’s employment with Varex ended on ______________, 20__ (the “Separation Date”); and
C.WHEREAS, as consideration for Varex’s promises and obligations under the Agreement, Employee agreed to sign this second release of claims (“Second Release”) on the Separation Date.
AGREEMENT
NOW THEREFORE, in consideration of the recitals stated above and the mutual promises made below and in the exhibits attached hereto, the Parties agree as follows:
1.RECITALS. The Parties acknowledge that the “RECITALS” clauses preceding this Section 1 are true and correct and hereby incorporated herein by this reference as material parts and definitions of this Second Release.
2.SECOND RELEASE OF CLAIMS.
(a)    General Release. As an enducement for Varex to enter into the Agreement and in exchange for the consideration provided for in the Agreement, Employee, for himself, his attorneys, heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges Varex, all parent, subsidiary and/or affiliated companies, as well as its and their successors, assigns, officers, owners, directors, agents, representatives, attorneys and employees (all of whom are referred to throughout this Agreement as “Varex” or the “Company”), of and from all claims, demands, actions, causes of action, suits, damages, losses and expenses, of any and every nature whatsoever, as a result of actions or omissions occurring through the effective date of this Agreement. Specifically included in this waiver and release are, among other things, any claims based on, arising out of, or related to Employee’s employment or other relationship with Varex; any claims for physical or emotional injuries; claims for violation of federal, state or local laws that prohibit harassment, discrimination, or retaliation on the basis of race, national origin, religion, gender, age, marital status, bankruptcy status, disability, perceived disability, ancestry, sexual orientation, family and medical leave, or any other form of harassment, discrimination, or retaliation or related causes of action; statutory or common law claims of any kind, including but not limited to those arising under:
i.    Title VII of the Civil Rights Act of 1964, the Americans with Disability Act of 1990, as amended, the Family and Medical Leave Act (29 U.S.C. § 2601 et. seq.), the California Family Rights Act (Cal. Govt. Code § 12945.2 et. seq.), the California Fair Employment and Housing Act (Cal. Govt. Code § 12900 et. seq.), the California Healthy Workplaces, Healthy Families Act (Cal. Labor Code § 245 et. seq.), and the California Kin Care Law (Cal. Labor Code § 233 et. seq.);

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ii.    Any statutory provision regarding harassment/ retaliation/ discrimination including retaliation prohibited by Labor Code §§ 1102.5, 232.5, and 132(a), the Occupational Safety and Health Act, as amended, the Sarbanes-Oxley Act of 2002 and all claims under the California Government Code;
iii.    Contract, tort, and property rights, breach of contract, breach of implied-in-fact contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, invasion of privacy, unfair competition, misrepresentation, defamation, wrongful termination, tortious infliction of emotional distress (whether intentional or negligent), breach of fiduciary duty, violation of public policy, or any other common law claim of any kind whatsoever;
iv.    Any claim for damages or declaratory or injunctive relief of any kind;
v.    Any common law claims whatsoever, claims for equity, stock options or any other benefits; and
vi.    Any amounts allegedly due as wages, benefits, sick or COVID pay, penalties, interest or damages and all claims under the California Labor Code and Wage Order as a result of an employment relationship with any of the Released Parties.
vii.    Nothing in this Second Release is intended to waive claims for: (i) workers’ compensation, (ii) unemployment insurance benefits, (iii) Consolidated Omnibus Budget Reconciliation Act (“COBRA”) benefits, (iv) vested rights under any pension, 401(k) or ERISA-covered employee benefit plans provided by Varex as applicable on the date Employee signs this Second Release, or (v) those matters which cannot be released by private agreement.
Employee also agrees not to participate in any class, collective, representative, or group action that may include any of the claims released above, and will affirmatively opt out of any such class, collective, representative or group action.
(b)    Waiver of Section 1542 of the California Civil Code. Employee expressly waives any and all rights and benefits conferred upon him by Section 1542 of the California Civil Code, which states as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Accordingly, Employee knowingly, voluntarily and expressly waives any rights and benefits arising under Section 1542 of the California Civil Code and any other statute or principle of similar effect.
(c)    ADEA Release. Employee specifically agrees and acknowledges:
i.    That his waiver of rights under this Second Release includes a release of all claims relating to his age and is knowing and voluntary as required under
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the Age Discrimination in Employment Act, 29 U.S.C. § 621 et. seq. (“ADEA”) and the Older Workers Benefit Protection Act (“OWPA”).
ii.    That he understands the terms of this Second Release;
iii.    That he is hereby advised in writing to consult with an attorney prior to executing this Agreement;
iv.    That the Company has given him a period of up to twenty-one (21) days within which to consider this Second Release;
v.    That his waiver under this Second Release is in exchange for consideration that he is not otherwise entitled to;
vi.    Any changes or amendments to this Second Release, whether material or immaterial, will not restart the 21-day consideration period described above;
vii.    That, following his execution of this Second Release, he has seven (7) days in which to revoke his agreement to this Second Release by notifying Varex at the address provided in Paragraph 18, and that, if he chooses not to so revoke, the Second Release shall then become effective and enforceable and the Second Release listed above shall then be made to him in accordance with the terms of this Second Release;
viii.    This Second Release does not release ADEA and OWPA claims occurring after the date of signing.
3.TIME TO CONSIDER AND SEEK LEGAL ADVICE. Through this clause of the Second Release, Varex advises Employee to consult with an attorney in regard to this situation, including whether to sign this Second Release. Employee acknowledges that he has been given twenty-one (21) days from the time that he receives this Second Release to consider whether to sign it Additionally, Employee shall have seven (7) days from the date he signs this Second Release to change his mind and revoke or rescind the Second Release. Such revocation must be in writing and delivered to the Company’s Chief Legal Officer/General Counsel by mail at the Company’s headquarters and by email to legal@vareximaging.com.
If Employee exercises his right to revoke or rescind the release of claims under the ADEA, Varex may, at its option, either nullify this Second Release in its entirety, or keep it in effect in all respects other than as to that portion of the release of claims that Employee has revoked. Employee agrees and understands that if Varex chooses to nullify the Second Release in its entirety, Varex will have no obligations under this Second Release.
If Employee Second Release not revoke or rescind this Second Release within seven (7) days of his signing, this Second Release will become final and binding on the day following such seven (7) day period (the “Effective” date of the Second Release). If Employee accepts this Second Release, he agrees that, upon execution, he will deliver a signed copy of this Second Release to the Company’s Chief Legal Officer/General Counsel.
4.LEGALLY BINDING AGREEMENT. Employee understands and acknowledges (1) that he has read and understands this Second Release; (2) that by signing this Second Release, he acknowledges that he is voluntarily entering into the Second Release and is thereafter barred from instituting claims against Varex in the manner and to the extent set forth in Section 3 and Section 4 above; and (3) that this Second Release is final and binding.

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IN WITNESS WHEREOF, the parties have executed this Agreement by their signatures below.

Date: ______________, 20__
Brian Giambattista For Varex Imaging Corporation:
Date: ______________, 20__
[Name/Job Title]

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